Exhibit 12-A
                                                                Page 1 of 2



                       GPU, INC. AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)



                                        For the Years Ended December 31,
                          --------------------------------------------------------------
                             2000          1999           1998        1997       1996
                          ----------    ----------     ----------   ---------  ---------


OPERATING REVENUES        $5,196,256    $4,757,124     $4,248,792  $4,143,379   $3,970,711
                           ---------     ---------      ---------  ----------    ---------


OPERATING EXPENSES         4,411,609     3,748,294      3,352,713   3,272,644    3,292,796
  Interest portion
   of rentals (A)             23,439        34,171         30,594      26,108       26,093
  Fixed charges of
   service company
   subsidiaries (B)            5,331         5,323          2,424       3,121        3,695
                           ---------     ---------      ---------     -------     --------

    Net expense            4,382,839     3,708,800      3,319,695   3,243,415    3,263,008
                           ---------     ---------      ---------   ---------    ---------



OTHER INCOME AND DEDUCTIONS:
  Allowance for funds
   used during
   construction                3,253         4,329          5,264       5,583       10,672
  Equity in undistributed
   earnings/(losses) of
   affiliates, net            28,456        89,746         72,012     (27,100)      33,981
  Other income, net          149,635        85,616         48,366       5,585       23,490
  Minority interest
   net income                 (2,871)       (3,490)        (2,171)     (1,337)      (2,701)
                           ---------     ---------      ---------    --------    ---------

    Total other income
     and deductions          178,473       176,201        123,471     (17,269)      65,442
                           ---------     ---------      ---------    --------    --------

EARNINGS AVAILABLE FOR FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS
 (excluding taxes
  based on income)        $  991,890    $1,224,525     $1,052,568    $882,695   $  773,145
                             =======     =========      =========     =======    =========


FIXED CHARGES:
  Interest on funded
   indebtedness           $  515,026    $  436,391     $  346,513    $277,387   $  216,352
  Other interest (C)          36,176        44,320         38,248      38,039       59,398
  Preferred stock dividends
   of subsidiaries on a
   pretax basis  (E)          11,978        16,619         18,045      19,500       24,008
  Interest portion
   of rentals (A)             23,439        34,171         30,594      26,108       26,093
                           ---------     ---------      ---------     -------    ---------

    Total fixed
     charges              $  586,619    $  531,501     $  433,400    $361,034   $  325,851
                           =========     =========      =========     =======    =========


RATIO OF EARNINGS
 TO FIXED CHARGES               1.69          2.30           2.43        2.44         2.37
                                ====          ====           ====        ====         ====

RATIO OF EARNINGS
 TO COMBINED FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS (D)            1.69          2.30           2.43        2.44         2.37
                                ====          ====           ====        ====         ====


                                                                Exhibit 12-A
                                                                Page 2 of 2



                       GPU, INC. AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)




Notes:

(A) GPU has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from operating expenses.

(B) Represents fixed charges of GPU Service, Inc. and GPU Nuclear, Inc. which are accounted for as operating expenses in GPU's consolidated income statement. GPU has removed the fixed charges from operating expenses and included such amounts in fixed charges as interest on funded indebtedness and other interest for this statement.

(C) Includes amount for subsidiary-obligated mandatorily redeemable preferred securities of $10,700, $24,627, $28,888, $28,888 and $28,888 for the years
      2000, 1999, 1998, 1997 and 1996, respectively, and amount for subsidiary-obligated trust preferred securities of $13,690 and $8,345 for the years 2000 and 1999, respectively.

(D) GPU, Inc., the parent holding company, does not have any preferred stock outstanding, therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(E) Calculation of preferred stock dividends of subsidiaries on a pretax basis is as follows:


                                          For the Years Ended December 31,
                          ----------------------------------------------------------------
                             2000          1999           1998         1997         1996
                          ----------    ----------     ----------    ---------   ---------
Income before provision
 for income taxes and
 preferred stock dividends
 of subsidiaries and
 gain on preferred
 stock reacquisition       $417,249      $709,643       $637,213      $541,161     $471,302

Income before extraordinary
item in 1998 and preferred
 stock dividends of
 subsidiaries (incl. gain/
 loss on preferred stock
 reacquisition)             240,442       470,020        397,124       347,625      304,583

Pretax earnings ratio        173.5%        151.0%         160.5%        155.7%       154.7%

Preferred stock dividends
 of subsidiaries              6,904        11,006         11,243        12,524       15,519

Preferred stock dividends
 of subsidiaries on
 a pretax basis              11,978        16,619         18,045        19,500       24,008


                                                                Exhibit 12-B
                                                                Page 1 of 2



           JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY COMPANY
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)


                                              For the Years Ended December 31,
                          -----------------------------------------------------------------------
                             2000          1999           1998           1997             1996
                          ----------    ----------     ----------      ---------       ----------


OPERATING REVENUES        $1,979,297    $2,018,209     $2,069,648     $2,093,972       $2,057,918
                           ---------     ---------      ---------      ---------        ---------

OPERATING EXPENSES         1,572,051     1,652,420      1,607,589      1,658,382        1,729,532
  Interest portion
   of rentals (A)              6,229        14,920         11,838         10,614           10,666
                           ---------     ---------      ---------      ---------        ---------

    Net expense            1,565,822     1,637,500      1,595,751      1,647,768        1,718,866
                           ---------     ---------      ---------      ---------        ---------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds
   used during
   construction                2,006         1,775          2,424          2,319            6,647
  Other income, net           27,234        12,461         13,227          1,919            7,202
                           ---------     ---------      ---------      ---------        ---------

    Total other income
     and deductions           29,240        14,236         15,651          4,238           13,849
                           ---------     ---------      ---------      ---------        ---------


EARNINGS AVAILABLE FOR FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS
 (excluding taxes
  based on income)        $  442,715    $  394,945     $  489,548     $  450,442       $  352,901
                           =========     =========      =========      =========        =========

FIXED CHARGES:
  Interest on funded
   indebtedness           $   93,888    $   95,325     $   95,361     $  100,706       $   89,648
  Other interest (B)          11,911        11,350         14,829         14,992           21,847
  Interest portion
   of rentals (A)              6,229        14,920         11,838         10,614           10,666
                           ---------     ---------      ---------      ---------        ---------

    Total fixed
     charges              $  112,028    $  121,595     $  122,028     $  126,312       $  122,161
                           =========     =========      =========      =========        =========


RATIO OF EARNINGS
 TO FIXED CHARGES               3.95          3.25           4.01           3.57             2.89
                                ====          ====           ====           ====             ====



Preferred stock
 dividend requirement          6,904         8,670         10,065         11,376           13,072
Ratio of income before
 provision for
 income taxes to
 net income (C)               156.9%        158.6%         165.2%         152.9%           147.6%
Preferred stock
 dividend requirement
 on a pretax basis            10,832        13,751         16,627         17,394           19,294
Fixed charges, as above      112,028       121,595        122,028        126,312          122,161
                           ---------     ---------      ---------      ---------        ---------


  Total fixed charges
   and preferred
   stock dividends        $  122,860    $  135,346     $  138,655     $  143,706       $  141,455
                           =========     =========      =========      =========        =========


RATIO OF EARNINGS
 TO COMBINED FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS                3.60          2.92           3.53           3.13             2.50
                                ====          ====           ====           ====             ====


                                                                Exhibit 12-B
                                                                Page 2 of 2



           JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY COMPANY
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)


Notes:


(A) JCP&L has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated mandatorily redeemable preferred securities of $10,700, $10,700, $10,700, $10,700 and $10,700 for the years
      2000, 1999, 1998, 1997 and 1996, respectively.

(C) Represents income before provision for income taxes divided by net income as follows:


                                     For the Years Ended December 31,
                          -----------------------------------------------------------------
                             2000          1999           1998         1997         1996
                          ----------    ----------     ----------   ----------   ----------

Income before provision
 for income taxes          $330,687      $273,350      $367,520      $324,130      $230,740

Net income                  210,812       172,380       222,442       212,014       156,303


                                                                Exhibit 12-C
                                                                Page 1 of 2



              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)


                                            For the Years Ended December 31,
                          -------------------------------------------------------------------
                             2000          1999           1998           1997          1996
                          ----------    ----------     ----------      ---------    ---------

OPERATING REVENUES         $842,333      $902,827       $919,594      $943,109       $910,408
                            -------       -------        -------       -------


OPERATING EXPENSES          673,844       689,579        752,168       728,644        733,664
  Interest portion
   of rentals (A)             1,543         4,381          9,784         6,151          5,367
                            -------       -------        -------       -------        -------

    Net expense             672,301       685,198        742,384       722,493        728,297
                            -------       -------        -------       -------        -------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds
   used during
   construction                 505         1,212            943         1,100          1,245
  Other income/
   (expense), net            12,169         3,901        (13,539)        3,371          1,220
                            -------         -----        -------       -------        -------

    Total other income
     and deductions          12,674         5,113        (12,596)        4,471          2,465
                            -------         -----        -------       -------        -------


EARNINGS AVAILABLE FOR FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS
 (excluding taxes
  based on income)         $182,706      $222,742       $164,614      $225,087       $184,576
                            =======       =======        =======       =======        =======

FIXED CHARGES:
  Interest on funded
   indebtedness            $ 45,866      $ 45,996       $ 47,557      $ 48,789       $ 45,373
  Other interest (B)          9,314        15,846         12,130        10,861         14,436
  Interest portion
   of rentals (A)             1,543         4,381          9,784         6,151          5,367
                            -------       -------        -------       -------        -------

    Total fixed
     charges               $ 56,723      $ 66,223       $ 69,471      $ 65,801         65,176
                            =======       =======        =======       =======        =======

RATIO OF EARNINGS
 TO FIXED CHARGES              3.22          3.36           2.37          3.42           2.83
                               ====          ====           ====          ====           ====

Preferred stock
 dividend requirement             -            66            483           483            944
Ratio of income before
 provision for
 income taxes to
 net income (C)              153.8%        164.5%         164.8%        170.3%         172.9%
Preferred stock
 dividend requirement
 on a pretax basis                -           109            796           823          1,632
Fixed charges, as above      56,723        66,223         69,471        65,801         65,176
                            -------       -------        -------       -------        -------

  Total fixed charges
   and preferred
   stock dividends         $ 56,723      $ 66,332       $ 70,267      $ 66,624       $ 66,808
                            =======       =======        =======       =======        =======

RATIO OF EARNINGS
 TO COMBINED FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS               3.22          3.36           2.34          3.38           2.76
                               ====          ====           ====          ====           ====



                                                                Exhibit 12-C
                                                                Page 2 of 2



              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)


Notes:


(A) Met-Ed has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated mandatorily redeemable preferred securities of $8,950, $9,000, $9,000 and $9,000 for the years 1999, 1998,
      1997 and 1996, respectively, and amount for company-obligated trust preferred securities of $6,656 and $4,369 for the years 2000 and 1999, respectively.

(C) Represents income before provision for income taxes divided by income before extraordinary item/net income as follows:


                                    For the Years Ended December 31,
                          -----------------------------------------------------------------
                             2000          1999           1998         1997         1996
                          ----------    ----------     ----------   ----------   ----------

Income before provision
 for income taxes          $125,983      $156,519       $ 95,143      $159,286     $119,400

Income before extraordinary
 item/Net income             81,895        95,123         57,720        93,517       69,067



                                                                Exhibit 12-D
                                                                Page 1 of 2


             PENNSYLVANIA ELECTRIC COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)


                               For the Years Ended December 31,
                          ------------------------------------------------------------------
                             2000           1999          1998         1997           1996
                          ----------     ----------    ----------   ----------     ----------

OPERATING REVENUES        $  901,881     $  921,965    $1,032,226   $1,052,936     $1,019,645
                           ---------      ---------     ---------    ---------      ---------

OPERATING EXPENSES           796,210        730,365       861,453      824,596        840,288
  Interest portion
   of rentals (A)              3,020          4,306         4,970        4,236          4,490
                           ---------      ---------     ---------    ---------      ---------
    Net expense              793,190        726,059       856,483      820,360        835,798
                           ---------      ---------     ---------    ---------      ---------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds
   used during
   construction                  742          1,342         1,897        2,164         2,780
  Other income/
   (expense), net             11,135         59,081        (6,429)       2,469           (825)
                           ---------      ---------     ---------    ---------      ---------

    Total other income
     and deductions           11,877         60,423        (4,532)       4,633          1,955
                           ---------      ---------     ---------    ---------      ---------

EARNINGS AVAILABLE FOR FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS
 (excluding taxes
  based on income)        $  120,568     $  256,329    $  171,211   $  237,209    $   185,802
                           =========      =========     =========    =========      =========

FIXED CHARGES:
  Interest on funded
   indebtedness           $   36,839     $   34,588    $   54,907   $   56,095    $    49,654
  Other interest (B)          11,705         10,561        10,207       10,556         16,300
  Interest portion
   of rentals (A)              3,020          4,306         4,970        4,236          4,490
                           ---------      ---------     ---------    ---------      ---------

    Total fixed
     charges              $   51,564     $   49,455    $   70,084   $   70,887    $    70,444
                           =========      =========     =========    =========      =========

RATIO OF EARNINGS
 TO FIXED CHARGES               2.34           5.18          2.44         3.35           2.64
                                ====           ====          ====         ====           ====


Preferred stock
 dividend requirement            -              154           695          665          1,503
Ratio of income before
 provision for
 income taxes to
 net income (C)               175.8%         135.7%        172.6%       175.0%         165.2%
Preferred stock
 dividend requirement
 on a pretax basis               -              209         1,200        1,164          2,483
Fixed charges, as above       51,564         49,455        70,084       70,887         70,444
                           ---------      ---------     ---------    ---------     ----------

 Total fixed charges
   and preferred
   stock dividends        $   51,564     $   49,664    $   71,284   $   72,051    $    72,927
                           =========      =========     =========    =========     ==========

RATIO OF EARNINGS
 TO COMBINED FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDENDS                2.34           5.16          2.40         3.29           2.55
                                ====           ====          ====         ====           ====


                                                                Exhibit 12-D
                                                                Page 2 of 2



             PENNSYLVANIA ELECTRIC COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)






Notes:


(A) Penelec has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated mandatorily redeemable preferred securities of $4,977, $9,188, $9,188 and $9,188 for the years 1999, 1998,
      1997 and 1996, respectively, and amount for company-obligated trust preferred securities of $7,034 and $3,976 for the years 2000 and 1999, respectively.

(C) Represents income before provision for income taxes divided by income before extraordinary item/net income as follows:


                                 For the Years Ended December 31,
                          --------------------------------------------------
                             2000           1999          1998         1997        1996
                          ----------     ----------    ----------   ----------   ---------

Income before provision
 for income taxes          $ 69,004        $206,874     $101,127     $166,322     $115,358

Income before extraordinary
 item/Net income             39,250         152,491       58,590       95,023       69,809
